                                                                    EXHIBIT 10.2


                          MANAGEMENT SERVICES AGREEMENT

                          DATED ___________ ____, 1996

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   RESPONSIBILITIES OF OPERATORS . . . . . . . . . . . . . . . . . . . . . -1-
     i.     OPERATIONAL POLICIES AND FORMS . . . . . . . . . . . . . . . . . -1-
     ii.    CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     iii.   INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     iv.    REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . -2-
     v.     EQUIPMENT AND IMPROVEMENTS . . . . . . . . . . . . . . . . . . . -2-
     vi.    ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
     vii.   REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     viii.  BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     ix.    PERSONNEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     x.     SUPPLIES AND EQUIPMENT . . . . . . . . . . . . . . . . . . . . . -4-
     xi.    LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . -4-
     xii.   ANNUAL BUDGETS . . . . . . . . . . . . . . . . . . . . . . . . . -4-
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
     xiii.  COLLECTION OF ACCOUNTS.  . . . . . . . . . . . . . . . . . . . . -4-
     xiv.   CONTRACTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . -4-

2.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-

3.   TERM OF AGREEMENT;  EFFECT OF TERMINATION:  . . . . . . . . . . . . . . -5-

4.   EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . . -5-

5.   FACILITY OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
     A.     STANDARD OF PERFORMANCE; ACTING WITHIN BUDGET. . . . . . . . . . -6-
     B.     FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . -6-

6.   FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-

7.   ASSIGNMENT; DELEGATION. . . . . . . . . . . . . . . . . . . . . . . . . -7-
     A.     MANAGEMENT SERVICES AGREEMENT. . . . . . . . . . . . . . . . . . -7-
     B.     DELEGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-

8.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-

9.   RELATIONSHIP OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . -8-

10.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-

11.  CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-

12.  SEVERABILITY:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-

13.  CUMULATIVE:  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . -8-

14.  PROSPECTIVE LEGAL EVENTS CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL
      EVENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-

15.  AUTHORIZATION FOR AGREEMENT . . . . . . . . . . . . . . . . . . . . . . -9-

16.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

                          MANAGEMENT SERVICES AGREEMENT


     This Management Services Agreement is made as of the ____ day of ___________, 1996, between Glenn Kaplan, Wayne Kaplan and Evan Kaplan (collectively, "Operators"), and ____________________, a Delaware corporation ("Manager").

     WHEREAS, Operators are the licensed operators of the adult-care facility described on SCHEDULE A hereto (the "Facility"), which is owned [managed] by Kapson Senior Quarters Corp., a Delaware corporation ("Owner");

     WHEREAS, Manager is qualified in the field of managing adult-care facilities such as the Facility, and Operators desire to engage Manager to provide services in connection with the operation of the Facility, pursuant to Operators' supervision and direction, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Manager is willing to provide such services, on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

     1.     RESPONSIBILITIES OF OPERATORS.

            A. Operators hereby engage Manager to provide management and consulting services to the Facility, and Manager hereby accepts such engagement and agrees to provide such services at Owner's expense, upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Manager shall provide the services set forth below, all of which shall be subject to the supervision, review and approval of Operators, it being understood and agreed, however, that notwithstanding any other provision of this Agreement, Operators remain responsible for operation of the facility in accordance with applicable law and regulations and shall retain the right, power and authority to directly perform any such services, to issue directives to Manager with respect to such services, and establish policies and procedures with respect to any or all of the matters covered by this Agreement, and all such directives and policies shall be binding upon, and complied with by, Manager.

            i. OPERATIONAL POLICIES AND FORMS. Subject to the Annual Budgets (as defined in the Operating Agreement of even date between Owner and Operators with respect to the Facility (as it may be extended or amended from time to time, the "Operating Agreement") Manager shall recommend to Operators and, upon Operators' approval, establish, implement such operational policies and procedures as are approved by Operators, and develop such new policies and procedures, as it may deem necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facility.

            ii. CHARGES. Manager shall recommend to Operators schedules of charges, including any and all special charges for services rendered at the Facility.

            iii. INFORMATION. Manager shall develop any informational material, mass media releases, and other related publicity materials, that it deems necessary for the operation of the Facility.

            iv. REGULATORY COMPLIANCE. Manager shall use its reasonable best efforts to assist Operators in maintaining all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the operation of the Facility, to operate the Facility in compliance with all applicable laws and regulations, and to comply with such laws and regulations in performing Manager's obligations under this Agreement. In addition, Manager shall provide all information required by applicable governmental agencies, and shall cooperate with governmental inspection and enforcement activities.

            v. EQUIPMENT AND IMPROVEMENTS. Subject to the Annual Budgets, Manager shall recommend, and, if approved by Operators, acquire or effect, on behalf of Owner, the equipment and improvements that it determines are needed to maintain or upgrade the quality, to replace obsolete or run-down equipment, or to correct any other survey deficiencies which may be cited during the term of this Agreement. Manager shall make all such repairs and maintenance approved by Operators in a workmanlike and lien-free manner.

            vi. ACCOUNTING. Managers shall arrange for and supervise accounting support to the Facility, including the following:

                   a) A monthly balance sheet and statement of operations for the Facility, to be submitted to Owner within thirty (30) days after the end of each calendar month;

                   b)     Resident billing records;

                   c)     Accounts receivable and collection records;

                   d)     Accounts payable records;

                   e) All payroll functions, including, preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such taxes, filing of payroll reports and the issuance of W-2 forms to all employees;

                   f) A complete general ledger for the purposes of recording and summarizing all transactions for the Facility;

                   g) The preparation and filing of all necessary reports as required by applicable governmental authorities and simultaneously provide a copy to the Operators.

All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Operators, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. Nothing herein shall preclude Operators from engaging a third party (in addition to Manager) to assist it in the performance of the accounting duties provided for herein.

            vii. REPORTS. Manager shall prepare and provide to Operators any information that is required to be furnished by Operators to Owner under the Operating Agreement and any other reasonable operational information which may from time to time be specifically requested by Operators, including any information needed to assist Operators in completing their tax returns and in complying with any reporting obligations imposed by any regulatory agencies or mortgagees or lessors of the Facility. In addition: (i) within thirty (30) days after the end of each calendar month, Manager shall provide Operators and Owner with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility and (ii) within ninety (90) days after the end of the fiscal year of the Facility, Manager shall provide Operators and Owner with unaudited financial statements including a balance sheet of the Facility dated the last day of said fiscal year and a statement of income and expense for the year then ended relating to the operation of the Facility. In addition, Manager shall prepare and send to Operators and Owner monthly occupancy reports and related information with respect to the Facility. All books, records, forms and reports in connection with operation of the Facility shall be Operators' property.

            viii. BANK ACCOUNTS. Manager shall establish accounts at such bank as Operators may designate from time to time and shall deposit therein all money received during the term of this Agreement in the course of the operation of the Facility. Withdrawals and payments from this account shall be made only on checks signed by one or more of the Operators or a person or persons designated by Operators. Manager shall be given notice as to the identity of authorized signatories. All expenses incurred in the operation of the Facility shall be paid in accordance with the Operating Agreement.

            ix. PERSONNEL. Manager shall recruit, hire, train, promote, direct, discipline and fire all Facility personnel including the Administrator of the Facility, establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Manager determines to be necessary or desirable during the term of this Agreement to ensure the efficient operation of all departments within, and all services offered by, the Facility. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets, Operators' authority and control, and applicable law and regulations. All of the Facility personnel shall be the employees of Owner, unless otherwise agreed by Owner and Operators (and Manager if such personnel shall be employees of Manager), and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the Facility's personnel shall be expenses of the Facility.

            x. SUPPLIES AND EQUIPMENT. Manager shall purchase supplies and non-capital equipment needed to operate the Facility within the budgetary limits set forth in the Annual

Budgets. In purchasing said supplies and equipment, if possible, Manager shall take advantage of any national or group purchasing agreements to which Manager or Operators or any of their affiliates may be a party.

            xi. LEGAL PROCEEDINGS. Manager shall monitor and, pursuant to Operator's direction, act with respect to, all legal matters and proceedings that are within the scope of Manager's authority pursuant to this Agreement, including without limitation, any necessary legal actions or proceedings to collect obligations owing to the Facility, the cancellation or termination of any contract or agreement for breach thereof or default thereunder, and other actions necessary enforce the obligations of the residents, sponsors, licensees, customers and other users of the Facility. Manager shall give notice promptly to Operators of all demands, claims and all legal actions.

            xii. ANNUAL BUDGETS. PREPARATION. Manager shall timely prepare and deliver to Operators for their review and submission to Owner proposed annual budgets for the Facilities. Such proposed annual budgets shall be prepared in accordance with the Operating Agreement. Manager and Operators acknowledge that (x) projected revenue may not be actually received and (y) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility. By submitting such a projected budget, Manager will not be deemed to be providing a guarantee or warranty as to the projected revenue, expenses or capital expenditures of the Facility.

            xiii. COLLECTION OF ACCOUNTS. Manager shall issue bills and collect account and monies for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Operators, Owner and the Facility as creditor under any contract or in connection with the rendering of any services. Any actions taken by Manager to collect said accounts receivable shall be in accordance with the applicable laws, rules and regulations governing the collection of accounts receivable and shall require the specific consent of Operators in each instance.

            xiv. CONTRACTS. Manager shall negotiate, and prepare for execution or cancellation and/or termination such agreements and contracts which Operators may deem necessary or advisable for the operation of the Facility, including, without limitation, the furnishing of concessions, supplies, utilities, extermination, refuse removal and other services; provided, however, that any such agreement or contract shall require the prior written consent of the Operators. Manager shall be entitled to utilize any entities affiliated with Manager to provide these services, provided that the rates and prices therefor are competitive and Manager obtains the prior written consent of Operators.

     2.     INSURANCE:   Manager shall arrange for and maintain all necessary
and proper hazard insurance covering the Facility, including the furniture, fixtures and equipment situated thereon, all necessary and proper malpractice and public liability insurance for Manager's, Operators' and Owner's protection and for the protection of Manager's, Operators' and Owner's officers, partners, agents and the Facility's personnel. Subject to the prior written approval of

Operators, Manager shall also arrange for and maintain all employee health and worker's compensation insurance for the Facility's personnel. Any insurance provided pursuant to this paragraph shall comply with the requirements of any applicable Facility mortgage or lease and, with the exception of the insurance maintained by Manager for its own protection, shall be an expense of the Facility.

     3. TERM OF AGREEMENT; EFFECT OF TERMINATION: The term of this Agreement shall commence on the date hereof and shall terminate on the date of termination of the Operating Agreement, as it may be extended from time to time by Owner and Operators (other than as a result of an Event of Default, as defined therein), unless sooner terminated as hereinafter provided in this
Section 3 or Section 4. This Agreement may be terminated: (i) in accordance with Section 4, (ii) by Manager upon the death or continuing disability of all of Operators, or (iii) by Operators by giving at least 30 days' prior written notice to Manager at any time after the occurrence of a Change in Control of Owner. Upon any termination of this Agreement other than pursuant to
Section 4, the parties hereto shall have no further obligations or liabilities hereunder except for the respective right of Operators or their respective personal representatives, estates, successors or assigns to receive fees through the date of termination, except that upon the expiration or earlier termination of this Agreement for any reason, the parties shall cooperate (at Owner's expense) to minimize the impact of the change on the residents. To the extent that Manager provides management services to Operators hereunder in connection therewith, Manager should be entitled to receive fees in accordance with Section 6 hereof through the effective date of termination of this Agreement. For purposes of this Agreement, "disability" shall mean the inability to provide services hereunder due to illness, injury or other medical reasons for a period of more than 180 consecutive days, and a "Change in Control" of the Owner shall be deemed to have occurred if any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provision) shall acquire beneficial ownership (determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor provision) of securities of Owner representing both: (i) at least 30% of the total outstanding voting power of securities of Owner entitled to vote for the election of directors of Owner and (ii) a greater percentage of such voting power than is owned at such time in the aggregate by Operators and their affiliates and members of their immediate families.

     4.     EVENTS OF DEFAULT AND REMEDIES:

            (a) DEFAULTS. Each of the following shall constitute an Event of Default hereunder:

            (1) If the Operating Agreement is terminated by Owner as a result of an Event of Default (as defined therein) committed by Operators.

            (2) If the Operating Agreement is terminated by Operators as a result of an Event of Default (as defined therein) committed by Owner.

            (3) If either Manager, on the one hand, or the Operators, collectively, on the other, fail to perform in any material respect any term, provision, or covenant of this Agreement and such failure (i) continues after written notice from the other party or parties specifying such failure to perform for a period of thirty (30) days unless such failure cannot reasonably be cured within such 30-day period, (ii) the defaulting party fails to endeavor vigorously and continuously to cure such default as promptly as is practicable; it being understood and agreed that Operators' obligations under this Agreement may be performed by one or more of Glenn Kaplan, Wayne Kaplan and Evan Kaplan, and that performance of such obligations by one or more of such individuals shall constitute performance by the Operators.

            (4) If an Event of Default (as defined therein) shall be committed by Operators under any other agreement under which Manager provides services to Operators with respect to any other adult-care facility for which the Operators act as the licensed operators.

            (5) If an Event of Default (as defined therein) shall be committed or suffered (x) by Owner under any agreement other than the Operating Agreement pursuant to which Operators act as the licensed operators of a facility of the Owner or (y) by Manager under any other agreement pursuant to which Manager provides management services for any adult-care facility (whether or not owned by Owner) for which Operators act as the licensed operators.

            (6) If Manager is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

            (b) REMEDIES. At any time after the occurrence and during the continuance of an Event of Default, the party who has not committed or suffered the Event of Default (with any Event of Default of Owner being deemed to be an Event of Default by Manager for this purpose) may, at its or their option, terminate this Agreement by giving written notice to the other party or parties and shall be entitled to exercise all rights and remedies available under applicable law; provided, however, that Operators shall have no obligation or liabilities to the Manager following termination of this Agreement by Operator or Manager except for fees payable to Manager under Section 3 based on fees actually paid to Operator pursuant to the Operating Agreement with respect to the Facility.

     5.     FACILITY OPERATIONS

            A. STANDARD OF PERFORMANCE; ACTING WITHIN BUDGET. In performing its obligations under this Agreement, Manager shall use its reasonable best efforts and act in good faith and with professionalism in accordance with the Annual Budgets and the prevailing standards of the adult-care facilities industry in the area in which the Facility is located.

            B. FORCE MAJEURE: The parties will not be deemed to be in violation of this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war, acts of God, or any statute, regulation or rule of federal, state or local government or agency thereof.

     6.     FEES


            During the term of this Agreement, Manager shall be entitled to receive fees equal to (i) 30% of the fees actually paid to Operators under the Operating Agreement with respect to the Facility and each other agreement pursuant to which the Manager provides management services to Operators in connection with the operation of adult-care facilities that are based on the gross revenues of such facilities until the aggregate amount of such revenues with respect to which Operators receive such fees equals $23,040,000, and thereafter 96% of such fees, and (ii) 96% of all fees received by Operators in connection with the operation of the facilities described in clause (i) that are not based on the gross revenues of such facilities. For purposes of calculating the $23,040,000 provided for in clause (i) of the preceding sentence, to the extent that Operators receive certain minimum fees in lieu of the fees that would otherwise be payable in respect of such gross revenues, the facilities shall be deemed to have had gross revenues in an amount sufficient to have generated such minimum fees. Such portion of Operators' Fees shall be paid to Manager contemporaneously with the payment of such fees to Operator.

     7.     ASSIGNMENT; DELEGATION

            A. MANAGEMENT SERVICES AGREEMENT: This Agreement shall not be assigned (including by operation of law, whether by merger or consolidation (excluding a merger effected solely for the purpose of changing Manager's jurisdiction of incorporation that does not affect the stock ownership of Manager in any material respect) or otherwise) by Manager, on the one hand, or any of the Operators, on the other, without the prior written consent of the other party or parties; provided, however, that to the extent permitted by applicable laws and regulations, and subject to the receipt of all required licenses, permits, approvals and authorizations of applicable governmental agencies, this Agreement may be assigned by Operators to one or more corporations or other legal entities all the shares (and, in the case of legal entities other than corporations, all the equity ownership and voting control) of which are owned by the Operators, in which event the Operators shall have no further duty, obligation or liability under this Agreement.

            B. DELEGATION. Notwithstanding any other provision of this Agreement to the contrary, Operators hereby delegate to Manager only those powers, duties or responsibilities set forth herein. All other powers and duties remain with the Operators. The Manager shall not exercise any powers, duties or responsibilities that it is prohibited by applicable law or regulations from exercising.

     8. NOTICES: All notices required or permitted hereunder shall in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notices given by Operators may be signed by any of the Kaplans. Notices shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

     To Manager:                        [                              ]
                                        c/o Kapson Senior Quarters Corp.
                                        242 Crossways Park West
                                        Woodbury, New York 11797
                                        Phone:(516) 921-8900
                                        Fax:
                                        Attention:

     To Operators:                      ___________________________
                                        ___________________________
                                        ___________________________
                                        Phone:____________
                                        Fax:____________

                                        Attention:____________

     9. RELATIONSHIP OF THE PARTIES. The relationship of Manager to Operators in connection with this Agreement shall be that of independent contractors and all acts performed by Manager during the term hereof shall be deemed to be performed in its capacity as independent contractors, and, to the fullest extent permitted under applicable law, the Operators shall not be deemed to have any fiduciary duties to Manager or its stockholders in connection with Managers' provision of services hereunder or any matters arising out of or related thereto. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Manager, its successors and assigns on the one hand, and Operators and their assigns on the other hand.

     10. ENTIRE AGREEMENT: This Agreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the State of New York. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

     11. CAPTIONS: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     12. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     13. CUMULATIVE: NO WAIVER: No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties.

     14. PROSPECTIVE LEGAL EVENTS. CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Manager and Operators shall amend this Agreement, to the maximum extent possible, to preserve the underlying economic and financial arrangements between Manager and Operators. The parties agree that such amendment may require reorganization of Manager or Operators, or both, and may require either or both parties to obtain appropriate regulatory licenses and approvals. If an amendment is not possible, either party shall have the right to terminate this Agreement upon thirty (30) days' written notice to the other.

     15. AUTHORIZATION FOR AGREEMENT: The execution and performance of this Agreement by Manager and Operators have been duly authorized by all necessary laws, resolutions or corporate actions, and this Agreement constitutes the valid and enforceable obligations of Manager and Operators in accordance with its terms.

     16. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

Manager:                           [                                 ]



                                   By:
                                       ------------------------
                                       Name:
                                       Title:



Operators:
                                       ------------------------
                                        Glenn Kaplan



                                       ------------------------
                                        Wayne Kaplan



                                       ------------------------
                                        Evan Kaplan

                                   SCHEDULE A

                                    FACILITY

NAME:

ADDRESS:

TYPE: